Exhibit 99.1

Surface Oncology Fully Utilizes its $30M At-the-Market Facility

CAMBRIDGE, Mass., May 20, 2020 -- Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, announced today that it has raised gross proceeds of approximately $28.9 million through its At-the-Market, or ATM, facility with participation based on interest received from EcoR1 Capital LLC, Venrock Healthcare Capital Partners, BVF Partners L.P., and RS Investments, a Victory Capital investment franchise.  Surface Oncology sold approximately 10.9 million shares of its common stock at a purchase price of $2.66, the market price at the time of the sale.  This transaction exhausts the balance on the $30 million ATM facility.  JonesTrading Institutional Services LLC is acting as the sales agent for the ATM facility.

These funds strengthen Surface Oncology’s balance sheet and will be used to advance its pipeline, including the clinical development of SRF617 (targeting CD39) and SRF388 (targeting IL-27), and the advancement of SRF813 (targeting CD112R, also known as PVRIG), as well as for working capital and other general corporate purposes.

The shares of common stock described above were sold by Surface Oncology pursuant to a shelf registration statement on Form S-3 (File No. 333-231114), including a sales agreement prospectus, which was declared effective by the Securities and Exchange Commission on May 8, 2019.  Copies of the sales agreement prospectus may be obtained from JonesTrading Institutional Services LLC, 32133 Lindero Canyon Road, Suite 208, Westlake Village, CA 91361, Attention: Compliance Department or via telephone at (844) 566-6587 or via email at syndicate@jonestrading.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of such jurisdiction.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting CD112R, also known as PVRIG) or depleting regulatory T cells (via targeting CCR8).

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would,” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface

Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, the intended use of proceeds, the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, both of which are available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors

Matt Lane

matt@gilmartinir.com

617-901-7698

Media

Tom Donovan

tom@tenbridgecommunications.com

857-559-3397